UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Lumentum Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

This Schedule 14A filing consists of the following communication relating to the proposed acquisition (the “Acquisition”) of NeoPhotonics Corporation (“NeoPhotonics”) by Lumentum (“Lumentum”), a Delaware corporation and Neptune Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Lumentum (“Merger Sub”), pursuant to the terms of an Agreement and Plan of Merger, dated November 3, 2021, by and among NeoPhotonics, Lumentum and Merger Sub:

Questions & Answers (Q&A) for Employees of Lumentum relating to the Acquisition

The communication listed above was first used or made available on November 4, 2021.

LITE Transaction Employee FAQ

1.	What was announced?

•	We announced that we’ve agreed to acquire NeoPhotonics Corporation in an all-cash transaction valued at $918 million.

•

The addition of NeoPhotonics will allow us to be an even better partner to our customers and expand our opportunity in the fast-growing market for high-speed optical components used in cloud and telecom network infrastructure.

•	We believe the transaction will create tremendous value for all of our stakeholders, including our team and our customers.

2.	Where can I find more details about the transaction terms?

•	You can find additional information in our press release and investor relations slides, available on our website investor.lumentum.com or in our filings with the SEC investor.lumentum.com/sec-filings.

3.	Why are we acquiring NeoPhotonics? How will NeoPhotonics fit into Lumentum?

•

At the center of our strategy is a relentless focus on developing a differentiated portfolio with the most innovative products and technology in our industry – so that we can help our customers compete and win in their respective markets.

•	Our transaction with NeoPhotonics is consistent with those goals.

•

With NeoPhotonics, we’re making another important investment in better serving our customers and expanding our photonics capabilities at a time when photonics are at the forefront of favorable long-term market trends.

4.	What does this acquisition mean for Lumentum employees?

•

First, it’s important to keep in mind that this announcement is only the first step and, in the near-term, has no impact on our day-to-day operations. We’re counting on each of our team members to stay focused on their work and serving our customers.

•	As we’ve done in the past, we will take a thoughtful approach to determine how to best bring our companies and people together. We’ll continue to provide updates as we have more details to share.

•	That said, we believe this acquisition will create a larger, more diversified and faster growing company, with additional long-term opportunities for employee career growth.

5.	How does NeoPhotonics’ culture compare to ours?

•	Like Lumentum, NeoPhotonics has a strong engineering culture focused on innovation and serving their customers.

6.	Does this transaction signal a shift in Lumentum’s strategy?

•	Our transaction with NeoPhotonics is consistent with our strategy to develop a differentiated portfolio with the most innovative products and technology in our industry and in each of our markets.

•	This is a key part of helping our customers compete and win in their respective markets.

•	While we are announcing a transaction aligned with our optical communications business, this doesn’t change our strategy to invest strongly in growth in all of our businesses.

7.	What’s the next step? What can we expect between now and the close of the transaction?

•	We expect the transaction to close in the second half of calendar year 2022, subject to approval by NeoPhotonics’ stockholders, receipt of regulatory approvals and other customary closing conditions.

•	Until that time, Lumentum and NeoPhotonics will continue to operate as two independent companies and it remains business as usual.

•	Between now and then, dedicated team members from both Lumentum and NeoPhotonics will begin work on integration planning to determine how best to bring our companies together.

8.	Will there be any changes to current job responsibilities or our existing facilities as a result of this transaction?

•

Please keep in mind that we are in the very early days of this transaction. A number of important decisions, including how NeoPhotonics will fit into Lumentum, will be made during the integration planning process, which will begin soon.

•	As we’ve done in the past, we will take a thoughtful approach to determine how to best bring our companies and people together.

•	We’ll continue to provide updates as we have more details to share.

9.	How will this acquisition affect customers and suppliers? What should I tell them?

•	This transaction is another investment in better serving customers, and we look forward to the new growth opportunities it will create for our combined company.

•

The executive team and certain customer- and supplier-facing employees will be reaching out to many of our contacts directly to share the news of this announcement as well as some of the reasons why we believe this is a great opportunity for us – and for them.

•	If you are asked about this transaction, you should reinforce our commitment to providing support to the customers and markets we serve.

•	It’s also important to emphasize that until the transaction closes, Lumentum and NeoPhotonics will continue to operate as separate companies.

•	It’s business as usual at Lumentum and our customers and suppliers should not expect any changes to the way we work with them.

10.	When can I begin collaborating with the team at NeoPhotonics? What if someone at NeoPhotonics reaches out to me or wants to connect with me on social media?

•	Please do not reach out to NeoPhotonics employees or coordinate any business efforts with them. This includes interacting with NeoPhotonics employees on social media.

•

If a NeoPhotonics employee reaches out to you or requests to connect with you, please do not accept the request. You can let them know that you have been instructed not to connect with NeoPhotonics employees until after the close of the transaction.

•

Until the transaction closes, Lumentum and NeoPhotonics will continue to operate as separate companies. Per our usual policy, do not share confidential or sensitive information with anyone outside Lumentum.

11.	What if I am asked about this transaction by the media or anyone else outside Lumentum?

•	To the extent you receive questions from the media or other external parties, per company policy, please do not comment and instead forward them to Chris Coldren, Judy Hamel, Wajid Ali, or Alan Lowe.

12.	What if I have additional questions?

•	Please reach out to your manager with any additional questions.

•	It’s important to keep in mind it is still early in the process, and we may not have all the answers at this point.

•	We will keep you updated on any important developments as we work towards closing the transaction with NeoPhotonics.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, including the timing of the proposed transaction and other information related to the proposed transaction. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the proposed transaction and our expectations, strategy, plans or intentions regarding it. Forward-looking statements in this communication include, but are not limited to, (i) expectations regarding the timing, completion and expected benefits of the proposed transaction, (ii) plans, objectives and intentions with respect to future operations, customers and the market, and (iii) the expected impact of the proposed transaction on the business of the parties. Expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the risk that the transaction may not be completed in a timely manner or at all; the ability to secure regulatory approvals on the terms expected in a timely manner or at all; the effect of the announcement or pendency of the transaction on our business relationships, results of operations and business generally; risks that the proposed transaction disrupts current plans and operations; the risk of litigation and/or regulatory actions related to the proposed transaction; potential impacts of the Covid-19 pandemic; changing supply and demand conditions in the industry; and general market, political, economic and business conditions. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in filings with the Securities and Exchange Commission, including reports filed on Form 10-K, 10-Q and 8-K and in other filings made by NeoPhotonics and Lumentum with the SEC from time to time and available at www.sec.gov. These forward looking statements are based on current expectations, and with regard to the proposed transaction, are based on Lumentum’s and NeoPhotonics’ current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by NeoPhotonics and Lumentum, all of which are subject to change.

The parties undertake no obligation to update the information contained in this communication or any other forward-looking statement.

Additional Information and Where to Find It

This communication is being made in respect of a proposed business combination involving Lumentum and NeoPhotonics. NeoPhotonics will file relevant materials with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction, including a proxy statement on Schedule 14A. Under the proposed terms, promptly after filing its proxy statement with the SEC, NeoPhotonics will mail or otherwise make available the proxy statement and a proxy card to each stockholder entitled to vote at the annual meeting relating to the proposed transaction. NEOPHOTONICS STOCKHOLDERS AND OTHER INVESTORS ARE ADVISED TO CAREFULLY READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN RESPECT OF THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, AS THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

LUMENTUM AND NEOPHOTONICS URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain these materials (when they are available and filed) free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by Lumentum (when they become available) may be obtained free of charge on Lumentum’s website at www.lumentum.com or by contacting Lumentum’s Investor Relations Department at investor.relations@lumentum.com. Copies of documents filed with the SEC by NeoPhotonics (when they become available) may be obtained free of charge on NeoPhotonics’ website at https://ir.NeoPhotonics.com or by contacting NeoPhotonics’ Investor Relations at ir@neophotonics.com.

Participants in the Solicitation

The directors and executive officers of NeoPhotonics may be deemed to be participants in the solicitation of proxies from the stockholders of NeoPhotonics in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding NeoPhotonics’ directors and executive officers is also included in NeoPhotonics’ proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 16, 2021. These documents are available free of charge as described in the preceding paragraph.